TERMINATION AGREEMENT AND RELEASE

THIS TERMINATION AGREEMENT AND RELEASE (this “Agreement”) is made as of the 20th day of January, 2015.

AMONG:

bBOOTH, INC., a corporation having an address at 1157 North Highland Avenue, Suite C, Hollywood, CA 90038

(“bBooth”)

AND:

SONGSTAGRAM, INC., a corporation having an address at 15462 Cabrito Road, Van Nuys, CA 91406

(“Songstagram”)

AND:

[NAME OF CLAIMANT], an individual having an address at [INSERT ADDRESS OF CLAIMANT]

(the “Claimant”)

WHEREAS:

A. bBooth has agreed to acquire from Songstagram all assets of Songstagram, including all intellectual property related to, or used in connection with, the Songstagram application and bBooth has also agreed to acquire from Rocky Wright all assets related to, or used in connection with, the Songstagram application, the business of Songstagram, the business of Queeby, Inc (“Queeby”) and the Queeby application (collectively, the “Acquired Assets”);

B. The Claimant is an employee or consultant of Songstagram and in connection therewith has entered into a Consulting Agreement and a Termination Benefits Agreement, each dated November 13, 2014 (collectively, the “Songstagram Agreements”);

C. bBooth wishes to employ the Claimant and, in consideration therefor, wishes to confirm that the Claimant does not own any rights to any of the Acquired Assets; and

D. Songstagram and the Claimant wish to terminate the Songstagram Agreements and forever release any and all claims between and amongst bBooth, Songstagram and the Claimant (each, a “Party” and one or more being “Parties”);

THIS AGREEMENT WITNESSES THAT, in consideration of the covenants and agreements set out herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties covenant and agree as follows:

1.	TERMINATION OF THE AGREEMENTS

1.1	Each of Songstagram and the Claimant agree that the Songstagram Agreements are hereby terminated, effective immediately, and are of no further force and effect.

1.2	Each of Songstagram and the Claimant agree, despite any terms of the Songstagram Agreements, that Songstagram has no obligations or liability to the Claimant under any of the Songstagram Agreements.

1.3
This Agreement constitutes a single, integrated written contract expressing the entire agreement of the Parties concerning the subject matter and transactions referred to in this Agreement, and no covenants, agreements, promises, representations, or warranties of any kind, whether express or implied, in law or fact, have been made by any Party, except as specifically set forth in this Agreement. All prior and contemporaneous discussions, negotiations, and agreements, including the Songstagram Agreements, have been, and are, merged and integrated into, and are superseded by, this Agreement.

2.	RELEASE AND WAIVER OF SECTION 1542 OF CALIFORNIA CIVIL CODE - SONGSTAGRAM

2.1	The Claimant hereby agrees that:

(a)
all of his/her right, title, interest and claim in, in connection with, or to, any claims under or in connection with the Songstagram Agreements (the “Songstagram Agreements Claimed Interest”) is hereby fully satisfied and extinguished;

(b)
the Claimant, for himself/herself and all of his/her successors, assigns, heirs, administrators, representatives, agents, associates and affiliates, and of any successors thereof (collectively, the “Releasors”), will irrevocably and unconditionally remise, release, acquit and forever discharge Songstagram and all of its present, former and future directors, officers, shareholders, employees, associates, affiliates, partners, agents, administrators, counsel, consultants, contractors, representatives, agents, and assigns, and those of any successors of any of the foregoing (collectively, the “Releasees”), of and from any and all manner of actions, causes of action, suits, debts, sums of money, due accounts, dues, bonds, covenants, contracts, claims, demands, damages, costs, expenses, liabilities, compensation and any and all legal obligations of any and every kind and nature whatsoever and howsoever arising, whether at law or in equity, or under any statute, whether known or unknown, and suspected or unsuspected, which the Releasors had, have, or may at any time in the future have, with respect to the Songstagram Agreements Claimed Interest;

(c)
the Releasors will not, directly or indirectly, join, assist, aid, or act in concert in any manner whatsoever with, any other person in the making of any claim or demand, or in the bringing of any proceeding or action, in any manner whatsoever against the Releasees or any of them with respect to the Songstagram Agreements Claimed Interest; and

(d)
the Releasors will not make or continue any claim or complaint, or initiate or continue any proceeding, against any person which might be entitled to claim, pursuant to the provisions of any applicable statute or otherwise, contribution, indemnity or other relief against the Releasees or any of them arising out of or in relation to the Songstagram Agreements Claimed Interest.

2.2
The Claimant acknowledges and agrees that, in entering into this Agreement, his/her: (a) has been advised, and has had an opportunity, to obtain independent legal advice, (b) has exercised his/her own independent judgment and (c) has not been influenced, to any extent whatsoever, by any representations, statements or conduct of any kind whatsoever by either of the other Parties.

2.3
The Claimant does hereby, on his/her own behalf and on behalf of all Releasors, expressly waive and relinquish all rights and benefits afforded by Section 1542 of the Civil Code of California, and any other comparable and applicable state laws, and does so understanding and acknowledging the significance and consequences of such specific waiver of Section 1542. The Claimant acknowledges that he/she is being represented in this matter by legal counsel, and acknowledges that he/she is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Thus, notwithstanding the provisions of Section 1542, and for the purpose of implementing a full and complete release and discharge of all claims with respect to the Songstagram Agreements Claimed Interest, the Claimant expressly acknowledges that this Agreement is also intended to include in its effect, without limitation, all claims which he/she does not know or expect to exist in his/her favor at the time of execution hereof, and that this Agreement contemplates, and effects, the extinguishment of any such claim or claims.

3.	ACKNOWLEDGEMENT OF NO RIGHTS IN ACQUIRED ASSETS AND RELEASE AND WAIVER OF SECTION 1542 OF CALIFORNIA CIVIL CODE - BBOOTH

3.1	The Claimant acknowledges and agrees that the Claimant does not have any rights whatsoever in any of the Acquired Assets.

3.2	The Claimant hereby agrees that:

(a)
all of his/her right, title, interest and claim in, in connection with, or to, any claims under or in connection with any of the Acquired Assets (the “Acquired Assets Claimed Interest”) is hereby fully satisfied and extinguished;

(b)
the Claimant, for himself/herself and all of his/her successors, assigns, heirs, administrators, representatives, agents, associates and affiliates, and of any successors thereof (collectively, the “Releasors”), will irrevocably and unconditionally remise, release, acquit and forever discharge bBooth and all of its present, former and future directors, officers, shareholders, employees, associates, affiliates, partners, agents, administrators, counsel, consultants, contractors, representatives, agents, and assigns, and those of any successors of any of the foregoing (collectively, the “Releasees”), of and from any and all manner of actions, causes of action, suits, debts, sums of money, due accounts, dues, bonds, covenants, contracts, claims, demands, damages, costs, expenses, liabilities, compensation and any and all legal obligations of any and every kind and nature whatsoever and howsoever arising, whether at law or in equity, or under any statute, whether known or unknown, and suspected or unsuspected, which the Releasors had, have, or may at any time in the future have, with respect to the Acquired Assets Claimed Interest;

(c)
the Releasors will not, directly or indirectly, join, assist, aid, or act in concert in any manner whatsoever with, any other person in the making of any claim or demand, or in the bringing of any proceeding or action, in any manner whatsoever against the Releasees or any of them with respect to the Acquired Assets Claimed Interest; and

(d)
the Releasors will not make or continue any claim or complaint, or initiate or continue any proceeding, against any person which might be entitled to claim, pursuant to the provisions of any applicable statute or otherwise, contribution, indemnity or other relief against the Releasees or any of them arising out of or in relation to the Acquired Assets Claimed Interest.

3.3
The Claimant acknowledges and agrees that, in entering into this Agreement, he/she: (a) has been advised, and has had an opportunity, to obtain independent legal advice, (b) has exercised his/her own independent judgment and (c) has not been influenced, to any extent whatsoever, by any representations, statements or conduct of any kind whatsoever by either of the other Parties.

3.4
The Claimant does hereby, on his/her own behalf and on behalf of all Releasors, expressly waive and relinquish all rights and benefits afforded by Section 1542 of the Civil Code of California, and any other comparable and applicable state laws, and does so understanding and acknowledging the significance and consequences of such specific waiver of Section 1542. The Claimant acknowledges that he/she is being represented in this matter by legal counsel, and acknowledges that he/she is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Thus, notwithstanding the provisions of Section 1542, and for the purpose of implementing a full and complete release and discharge of all claims with respect to the Acquired Assets Claimed Interest, the Claimant expressly acknowledges that this Agreement is also intended to include in its effect, without limitation, all claims which he/she does not know or expect to exist in his/her favor at the time of execution hereof, and that this Agreement contemplates, and effects, the extinguishment of any such claim or claims.

4.	COLLECTION OF PERSONAL INFORMATION

4.1
The Claimant acknowledges and consents to the fact that bBooth is collecting the Claimant’s personal information for the purpose of fulfilling this Agreement. The Claimant’s personal information (and, if applicable, the personal information of those on whose behalf the Claimant is contracting hereunder) may be disclosed by bBooth to: (a) stock exchanges or securities regulatory authorities, (b) bBooth’s registrar and transfer agent, (c) tax authorities and any other governmental authorities and (d) any of the other parties involved in this Agreement, including legal counsel.  By executing this Agreement, the Claimant is deemed to be consenting to the collection, use and disclosure of the Claimant’s personal information (and, if applicable, the personal information of those on whose behalf the Claimant is contracting hereunder) for the foregoing purposes, and to the retention of such personal information for as long as permitted or required by law or business practice.

5.	GENERAL

5.1	This Agreement may not be amended except by an instrument in writing signed by each of the Parties.

5.2
The Parties will execute and deliver all such further documents, do or cause to be done all such further acts and things, and give all such further assurances as may be necessary to give full effect to the provisions and intent of this Agreement.

5.3
This Agreement will be governed by and construed in accordance with the laws of the State of California. The Parties acknowledge that this Agreement evidences a transaction involving interstate commerce.

5.4
Any notice required or permitted to be given under this Agreement will be in writing and may be given by delivering, sending by email or other means of electronic communication capable of producing a printed copy, or sending by prepaid registered mail, the notice to the following address or number:

If to bBooth:

bBooth, Inc.
1157 North Highland Avenue, Suite C
Los Angeles, CA, USA 90038
Attention:         Rory Cutaia
Telephone:       (855) 250-2300
Email:                 rory@bbooth.com

With a copy (which will not constitute notice) to:

Clark Wilson LLP
900 – 885 West Georgia Street
Vancouver, BC, Canada, V6C 3H1
Attention:         Virgil Z. Hlus
Telephone:        (604) 687-5700
Email:                  vzh@cwilson.com

If to Songstagram:

Songstagram, Inc.
15462 Cabrito Road
Van Nuys, CA, USA 91406
Attention:          Rocky Wright
Telephone:        (____) _______________
Email:                  rocky@sonstagram.com

 If to the Claimant:

[Name of Claimant]
[Address of Claimant]
Telephone:
Email:

(or to such other address or number as any Party may specify by notice in writing to another Party).

Any notice delivered or sent by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy on a business day will be deemed conclusively to have been effectively given on the day the notice was delivered, or the transmission was sent successfully to the number set out above, as the case may be.

Any notice sent by prepaid registered mail will be deemed conclusively to have been effectively given on the third business day after posting; but if at the time of posting or between the time of posting and the third business day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

5.5
In this Agreement, wherever the singular or masculine is used the same will be deemed to include the plural, feminine or body politic or corporate and also the successors and assigns of the parties hereto and each of them where the context of the Parties so require.

5.6
The Claimant may not assign any of the Claimant’s respective rights under this Agreement without the prior consent of each of the other Parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of, the successors and permitted assigns of each of the Parties, as applicable. Nothing expressed or referred to in this Agreement will be construed to give any person other than the Parties any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties and their successors and assigns, as applicable.

5.7
If any covenant or other provision of this Agreement is invalid, illegal, or incapable of being enforced by reason of any rule of law or public policy, then such covenant or other provision will be severed from and will not affect any other covenant or other provision of this Agreement, and this Agreement will be construed as if such invalid, illegal, or unenforceable covenant or provision had never been contained in this Agreement.  All other covenants and provisions of this Agreement will, nevertheless, remain in full force and effect and no covenant or provision will be deemed dependent upon any other covenant or provision unless so expressed herein.

5.8	The Parties shall bear their own respective attorneys’ fees, costs, and any other expenses incurred in connection with their respective claims and the subject matter of this Agreement.

5.9
The Parties acknowledge that, after the execution of this Agreement, they may discover facts different from or in addition to those which each Party now knows or believes to be true with respect to the claims released in this Agreement, and each Party agrees that, despite such a discovery, this Agreement shall be and remain in full force and effect.  Similarly, in entering into this Agreement, each Party assumes the risk of misrepresentations, concealments, or mistakes, and if any Party should subsequently discover that any fact relied upon in entering into this Agreement was untrue, that any fact was concealed from such Party, or that such Party’s understanding of the facts or law was incorrect, such Party shall not be entitled to set aside this Agreement or the settlement reflected in this Agreement and shall not be entitled to recover any damages on that account.  Each Party relies on the finality of this Agreement as a material factor inducing such Party’s execution of this Agreement.

5.10
The Parties acknowledge, understand and agree that this Agreement represents a settlement and compromise of disputed claims, and that, the fact of this Agreement, the substance of its recitations and provisions, or any payment hereunder, is not, and shall not be construed, in any manner as an admission or acknowledgment of the existence of any liability or wrongdoing on the part of any of the Parties, all such liability or wrongdoing being expressly denied.

5.11
This Agreement may be enforced by any Party by a motion under California Code of Civil Procedure Section 664.6 or by any other procedure permitted by law in the Superior Court of California for the County of Los Angeles.  The prevailing Party in any motion brought to enforce this Agreement pursuant to Section 664.6 shall be entitled to its reasonable attorney’s fees expended in connection with bringing or defending such motion.

5.12
The Parties hereto are sophisticated and have been represented by lawyers throughout this transaction who have carefully negotiated the provisions hereof.  As a consequence, the Parties agree that the presumptions of Section 1654 of the Civil Code of California relating to the interpretation of contracts against the drafter of any particular clause should not be applied in this case and therefore waive its effects.

5.13
This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument, and delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of an original copy of this Agreement as of the date set out on the first page of this Agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF the Parties have executed this Termination Agreement and Release as of the date set out on the first page hereof.

bBOOTH, INC.

Per:     _______________________________
           Authorized Signatory

SONGSTAGRAM, INC.

Per:    _______________________________
         Authorized Signatory

EXECUTED and DELIVERED  by [CLAIMANT NAME] in the presence of:

_________________________________________
Signature

________________________________________
Print Name

________________________________________
Address

________________________________________
Occupation
) ) ) ) ) ) ) ) ) ) ) ) )	________________________________________ [CLAIMANT NAME]